XCEL ENERGY JOINS 900 MHz PRIVATE LTE MOVEMENT, LEASES ANTERIX SPECTRUM IN EIGHT STATES

Private Broadband Network Will Span Xcel Energy’s Service Territory in Minnesota, Michigan, Wisconsin, North Dakota, South Dakota, Colorado, Texas and New Mexico

WOODLAND PARK, NJ, & MINNEAPOLIS, MN, October 31, 2022 — Anterix (NASDAQ: ATEX) announced today that Xcel Energy Services Inc., a subsidiary of Xcel Energy Inc. (NASDAQ: XEL) has signed an agreement providing Xcel Energy the use of Anterix’s 900 MHz spectrum throughout the company’s service territory in eight western and midwestern states. The agreement provides Xcel Energy dedicated use of the 900 MHz spectrum for 20 years, with two optional ten-year extensions. Xcel Energy plans to use the spectrum to deploy a private LTE network to support its grid modernization initiatives for the benefit of its 3.7 million electricity customers and 2.1 million natural gas customers.

“Xcel Energy is now the fourth major IOU to take that initial step toward joining the 900 MHz private broadband movement. Momentum continues to build, and as additional utilities follow suit, the opportunities for collaboration and scale will grow as well,” said Rob Schwartz, Anterix’s President & CEO. “As a member of the Utility Strategic Advisory Board, Xcel Energy will join forces with many other organizations that are committed to the idea of adoption of private broadband and the solutions it can provide industry wide.”

Xcel Energy has conducted an extensive investigation of LTE technology and Anterix’s 900 MHz spectrum. Beginning in 2019, Xcel Energy joined with Anterix, six other utilities, and the National Renewable Energy Laboratory in a “high impact” project that validated the performance of 900 MHz LTE in utility use cases. About two years ago, Xcel Energy began a limited deployment of the 900 MHz private LTE at two Minneapolis sites. In addition, Xcel Energy is an active member of the Utility Broadband Alliance, which “aims to assist its members in planning, designing and deploying secure, reliable and resilient private broadband networks to support America’s transforming critical infrastructure.”

As part of the agreement, Xcel Energy has also committed to an ongoing collaboration with Anterix which includes joining the Utility Strategic Advisory Board of the Anterix platform. As a member, senior executives from Xcel Energy will play a lead role in promoting and sharing experiences on its evaluation and trials of the Anterix integrated Platform. In addition, as mutually agreed upon by the parties, Xcel Energy will support technology trials with Anterix spectrum solutions and management services and will also contribute to the Anterix Active Ecosystem on key initiatives that support and address the current and future needs of utilities.

“Xcel Energy is focused on delivering reliable, affordable and sustainable energy to the states, the communities and the customers we serve. Our commitment to a clean energy future requires a modern grid capable of integrating a significant influx of distributed, renewable energy resources,” said Tim Peterson, Senior Vice President and Chief Technology Officer at Xcel Energy. “Secure, robust broadband communications is a critical element of the modern grid.”

For further information about the Anterix-Xcel Energy spectrum lease, see the Xcel Energy Agreement Fact Sheet in the investor information section of Anterix’s website.

About Anterix

At Anterix, we are focused on delivering transformative private broadband that enables the modernization of critical infrastructure for the energy, transportation, logistics and other sectors of our economy. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico, we are uniquely positioned to enable the private LTE solutions that support secure, sustainable, resilient and customer-controlled operations. www.anterix.com

About Xcel Energy

Xcel Energy (NASDAQ: XEL) provides the energy that powers millions of homes and businesses across eight Western and Midwestern states. Headquartered in Minneapolis, the company is an industry leader in responsibly reducing carbon emissions and producing and delivering clean energy solutions from a variety of renewable sources at competitive prices. For more information, visit xcelenergy.com or follow us on Twitter and Facebook.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) Anterix’s ability to qualify for and timely secure broadband licenses in Xcel’s service territories and (ii) Anterix’s ability to satisfy the other terms of its lease agreement with Xcel. Any such forward-looking statements are based on the current expectations of Anterix’s management and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from its management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC's website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Anterix
Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Paul Gaige
Vice President
Hill+Knowlton Strategies
504-957-1434
Paul.Gaige@hkstrategies.com

Xcel Energy
Xcel Energy Media Relations
612-215-5300
mediainquiries@xcelenergy.com